Exhibit 99.2

Supplemental Information

December 31, 2011

(Unaudited)

South San Francisco, CA	Sarasota, FL

Tiverton, RI	Elk Grove, CA

Table of Contents

Company Information	1
Summary	2
Funds From Operations	3
Funds Available for Distribution	4
Capitalization	5
Credit Profile	6
Indebtedness and Ratios	7
Investments and Dispositions	8
Development	9
Owned Portfolio
Portfolio summary	10
Portfolio concentrations	11
Same property portfolio	12
Lease expirations and debt investment maturities	13
Owned Senior Housing Portfolio
Investments and operator concentration	14
Trends	15
Owned Post-Acute/Skilled Nursing Portfolio
Investments and operator concentration	16
Trends and HCR ManorCare information	17
Owned Life Science Portfolio
Investments, tenant concentration and trends	18
Selected lease expirations and leasing activity	19
Owned Medical Office Portfolio
Investments and trends	20
Leasing activity	21
Owned Hospital Portfolio
Investments and operator concentration	22
Trends	23
Investment Management Platform
Summary and balance sheets	24
Statements of operations and funds from operations	25
Net operating income	26
Portfolio summary	27
Reporting Definitions and Reconciliations of Non-GAAP Measures	28-33

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements include among other things the Company’s estimate of (i) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (ii) rentable square feet for land held for development.  These statements are made as of the date hereof, are not guarantees of future performance and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company and its management’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  These risks and uncertainties include but are not limited to: national and local economic conditions; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investments; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to successfully integrate the operations of acquired companies; risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition and continued cooperation; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the post-acute/skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants from its senior housing segment to maintain or increase their occupancy levels and revenues; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors, including changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; changes in the financial position or business strategies of HCR ManorCare; the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Company Information(1)

Board of Directors

James F. Flaherty III	Michael D. McKee
Chairman and Chief Executive Officer	Chief Executive Officer
HCP, Inc.	Bentall Kennedy U.S., L.P.

Christine N. Garvey	Peter L. Rhein
Former Global Head of Corporate	Partner, Sarlot & Rhein
Real Estate Services, Deutsche Bank AG

David B. Henry	Kenneth B. Roath
Vice Chairman, President and Chief	Chairman Emeritus, HCP, Inc.
Executive Officer, Kimco Realty Corporation

Lauralee E. Martin	Joseph P. Sullivan
Chief Operating and Financial Officer	Chairman of the Board of Advisors
Jones Lang LaSalle Incorporated	RAND Health

Senior Management

James F. Flaherty III	Thomas M. Klaritch
Chairman and	Executive Vice President
Chief Executive Officer	Medical Office Properties

Jonathan M. Bergschneider	James W. Mercer
Executive Vice President	Executive Vice President, General Counsel
Life Science Estates	and Corporate Secretary

Paul F. Gallagher	Timothy M. Schoen
Executive Vice President and	Executive Vice President and
Chief Investment Officer	Chief Financial Officer

Edward J. Henning	Susan M. Tate
Executive Vice President	Executive Vice President
Post-Acute and Hospitals
Thomas D. Kirby
Executive Vice President	Kendall K. Young
Acquisitions and Valuations	Executive Vice President
Senior Housing

Other Information

Corporate Headquarters	San Francisco Office
3760 Kilroy Airport Way, Suite 300	400 Oyster Point Boulevard, Suite 409
Long Beach, CA 90806-2473	South San Francisco, CA 94080
(562) 733-5100

Nashville Office
3000 Meridian Boulevard, Suite 200
Franklin, TN 37067

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”). The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On the Company’s internet website, www.hcpi.com, you can access, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on its website is not incorporated by reference into, and should not be considered a part of, this supplemental information package. In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Timothy M. Schoen, Executive Vice President - Chief Financial Officer at (562) 733-5309.

(1)      As of February 10, 2012.

1

Summary

Dollars in thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Revenues	$461,604	$340,966	$1,725,386	$1,253,454
NOI	391,422	229,555	1,403,277	878,423
Adjusted EBITDA	386,599	283,495	1,473,258	1,024,530
FFO applicable to common shares	150,578	202,611	877,907	690,637
FFO as adjusted applicable to common shares	275,578	206,950	1,044,903	683,533
FAD applicable to common shares	202,890	171,292	830,651	578,452
Net income applicable to common shares	61,996	136,202	515,302	307,498
Diluted FFO per common share	$0.37	$0.62	$2.19	$2.25
Diluted FFO as adjusted per common share	0.67	0.64	2.69	2.23
Diluted FAD per common share	0.50	0.53	2.14	1.89
Diluted EPS	0.15	0.42	1.29	1.00
FFO as adjusted payout ratio	72%	73%	71%	83%
Financial leverage	41%	33%
Adjusted fixed charge coverage	3.4x	3.3x	3.1x	2.9x

	December 31,	December 31,
Total properties:	2011	2010
Senior housing	314	251
Post-acute/skilled nursing	313	45
Life science	108	102
Medical office	254	253
Hospital	21	21
Total	1,010	672

Portfolio Income from Assets Under Management(1)	Assets Under Management: $18.7 billion(2)

(1)      Represents adjusted NOI from real estate owned by HCP, interest income from debt investments and HCP’s pro rata share of adjusted NOI from real estate owned by the Company’s Investment Management Platform, excluding assets under development and land held for development, for the year ended December 31, 2011.

(2)      Represents the historical cost of real estate owned by HCP, the carrying amount of debt investments and 100% of the cost of real estate owned by the Company’s Investment Management Platform, excluding assets held for sale and under development and land held for development, at December 31, 2011.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

2

Funds From Operations

Dollars and shares in thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010(1)
Net income applicable to common shares	$61,996	$136,202	$515,302	$307,498
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	87,362	77,820	356,834	311,218
Discontinued operations	5	237	561	2,229
DFL depreciation	2,961	—	8,840	—
Gain on sales of real estate	(3,107)	(15,873)	(3,107)	(19,925)
Gain upon consolidation of joint venture	—	—	(7,769)	—
Impairments of investments in joint ventures	—	—	—	71,693
Equity income from unconsolidated joint ventures	(13,952)	(692)	(46,750)	(4,770)
FFO from unconsolidated joint ventures	16,479	5,579	56,887	25,288
Noncontrolling interests’ and participating securities’ share in earnings	3,509	4,042	18,062	15,767
Noncontrolling interests’ and participating securities’ share in FFO	(4,675)	(4,704)	(20,953)	(18,361)
FFO applicable to common shares	$150,578	$202,611	$877,907	$690,637
Distributions on dilutive convertible units	—	2,987	6,916	11,847
Diluted FFO applicable to common shares	$150,578	$205,598	$884,823	$702,484

Weighted average shares used for diluted FFO per share	409,730	331,960	403,864	312,797

Diluted FFO per common share	$0.37	$0.62	$2.19	$2.25

Dividends declared per common share	$0.48	$0.465	$1.92	$1.86

FFO payout ratio	129.7%	75.0%	87.7%	82.7%

Impact of adjustments to FFO:
Litigation settlement charge(2)	$125,000	$—	$125,000	$—
Other impairments (recoveries)(3)	—	—	15,400	(11,900)
Merger-related items(4)	—	4,339	26,596	4,339
	$125,000	$4,339	$166,996	$(7,561)

FFO as adjusted applicable to common shares	$275,578	$206,950	$1,044,903	$683,076
Distributions on dilutive convertible units and other	2,858	2,970	11,646	12,089
Diluted FFO as adjusted applicable to common shares	$278,436	$209,920	$1,056,549	$695,165

Weighted average shares used for diluted FFO as adjusted per share(5)	415,624	325,960	393,237	311,285

Diluted FFO as adjusted per common share(5)	$0.67	$0.64	$2.69	$2.23

FFO as adjusted payout ratio	71.5%	72.7%	71.5%	83.4%

(1)      Certain amounts for prior periods have been restated to conform to NAREIT’s updated reporting guidance on FFO. For additional details regarding “FFO”, see reporting definitions.

(2)      This charge during the year ended December 31, 2011 relates to the settlement with Ventas, Inc.

(3)      The impairment charge during the year ended December 31, 2011 relates to the Company’s senior secured loan to Cirrus Health. Recoveries for the year ended December 31, 2010 of $11.9 million relate to portions of previous impairment charges related to investments in three direct financing leases (non-depreciable due to lessee purchase option) and a participation interest in a senior construction loan related to Erickson Retirement Communities.

(4)      Merger-related items for the year ended December 31, 2011 are attributable to the HCR ManorCare Acquisition (incurred from January 1st through April 6th 2011), which include the following: (i) $26.8 million of direct transaction costs, (ii) $23.9 million of interest expense associated with the $2.4 billion senior unsecured notes issued on January 24, 2011, proceeds from which were obtained to prefund the HCR ManorCare Acquisition, partially offset by (iii) $24.1 million of income related to gains upon the reinvestment of the Company’s debt investment in HCR ManorCare and other miscellaneous items. Merger-related items for 2010 primarily include professional fees associated with the HCR ManorCare Acquisition.

(5)      The weighted average shares used to calculate diluted FFO as adjusted eliminate the impact of the Company’s December 2010 46 million shares of common stock offering and 30 million shares from its March 2011 common stock offering (excludes 4.5 million shares sold to the underwriters upon exercise of their option to purchase additional shares), which issuances increased the weighted average shares by 12.9 million and 1.5 million for the years ended December 31, 2011 and 2010, respectively. Proceeds from these offerings were used to fund a portion of the cash consideration for the HCR ManorCare Acquisition.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

3

Funds Available for Distribution

Dollars and shares in thousands, except per share data

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
FFO as adjusted applicable to common shares	$275,578	$206,950	$1,044,903	$683,076
Amortization of above and below market lease intangibles, net	(1,239)	(1,041)	(4,510)	(6,378)
Amortization of deferred compensation (stock-based)	4,748	3,618	20,034	14,924
Amortization of debt premiums, discounts and issuance costs, net(1)	3,651	1,840	13,716	9,078
Straight-line rents	(12,237)	(14,374)	(59,173)	(47,243)
DFL accretion(2)	(25,499)	(2,300)	(74,007)	(10,641)
DFL depreciation	(2,961)	—	(8,840)	—
Deferred revenues – tenant improvement related	(237)	(929)	(2,371)	(3,714)
Deferred revenues – additional rents (SAB 104)	(798)	(810)	52	(270)
Leasing costs and tenant and capital improvements(3)	(21,131)	(20,853)	(52,903)	(54,237)
Joint venture and other FAD adjustments(2)	(16,985)	(809)	(46,250)	(6,143)
FAD applicable to common shares	$202,890	$171,292	$830,651	$578,452
Distributions on convertible units	1,758	1,714	6,916	6,676
Diluted FAD applicable to common shares	$204,648	$173,006	$837,567	$585,128

Weighted average shares used for diluted FAD per share	413,338	323,644	390,944	308,953

Diluted FAD per common share	$0.50	$0.53	$2.14	$1.89

(1)      Excludes $11.3 million related to the write-off of unamortized loan fees for the Company’s expired bridge loan commitment and $0.8 million related to the amortization of deferred issuance costs of the senior notes, which costs are included in merger-related items for the year ended December 31, 2011.

(2)      For the quarter and year ended December 31, 2011, DFL accretion reflects an elimination of $14.5 million and $42.2 million respectively. The Company’s ownership interest in HCR ManorCare OpCo is accounted for using the equity method, which requires an ongoing elimination of DFL income that is proportional to its ownership in HCR ManorCare OpCo. Further, the Company’s share of earnings from HCR ManorCare OpCo (equity income) increases for the corresponding elimination of related lease expense recognized at the HCR ManorCare OpCo level, which is presented as a non-cash joint venture FAD adjustment.

(3)      Excludes $41 million ($2 million in 4Q2010 and $39 million in 3Q2010) of deferred leasing costs related to the buyout of management contracts for 27 Sunrise-managed communities. On November 1, 2010, the Company exercised its rights to terminate management contracts relating to 27 senior housing communities previously operated by Sunrise; the Company’s net investment to acquire these termination rights was $41 million, which consisted of a $50 million payment to Sunrise that was partially offset for certain working capital acquired in conjunction with this transaction.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

4

Capitalization

Dollars and shares in thousands, except price data

Total Debt
	December 31, 2011	December 31, 2010
Bank line of credit	$454,000	$—
Senior unsecured notes	5,416,063	3,318,379
Mortgage debt	1,764,571	1,235,779
Other debt	87,985	92,187
Consolidated debt	7,722,619	4,646,345
HCP’s share of unconsolidated debt(1)	143,196	335,966
Total debt	$7,865,815	$4,982,311

Total Market Capitalization
	December 31, 2011
	Shares	Value	Total Value
Common stock	408,629	$41.43	$16,929,499

Convertible partnerships (DownREITs)(2)	5,895	41.43	244,230
Preferred stock:
7.25% Series E (Callable at par)	4,000	25.50	102,000
7.10% Series F (Callable at par)	7,820	25.43	198,863
	11,820		300,863

Total market equity			$17,474,592

Consolidated debt			7,722,619

Total market equity and consolidated debt			$25,197,211

HCP’s share of unconsolidated debt(1)			143,196

Total market capitalization			$25,340,407

Common Stock and Equivalents
		Weighted Average Shares		Weighted Average Shares
	Shares	Three Months Ended		Year Ended
	Outstanding	December 31, 2011		December 31, 2011
	December 31, 2011	Diluted EPS	Diluted FFO	Diluted EPS	Diluted FFO
Common stock	408,629	407,907	407,907	398,446	398,446
Common equivalent securities:
Restricted stock and units	1,817	299	299	253	253
Dilutive impact of options	1,524	1,524	1,524	1,519	1,519
Convertible partnership units	5,895	—	—	—	3,646
Total common and equivalents	417,865	409,730	409,730	400,218	403,864

Other Information
Trading Symbol		Stock Exchange Listing
HCP	Common Stock	NYSE
HCP_pe	Series E Preferred Stock
HCP_pf	Series F Preferred Stock

(1)      Reflects the Company’s pro rata share of amounts in the Investment Management Platform and HCR ManorCare OpCo.

(2)      Convertible partnership (DownREIT) units are exchangeable for an amount of cash approximating the then-current market value of shares of the Company’s common stock at the time of conversion or, at the Company’s election, shares of the Company’s common stock.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

5

Credit Profile

Financial Leverage and Secured Debt Ratio

Adjusted Fixed Charge Coverage (12 months)

Liquidity(3)

(In billions)

Total Gross Assets

(In billions)

Credit Ratings (Senior Unsecured Debt)

	Pre-CNL(1) Acquisition	2006	2007	2008	2009	2010	2011
Moody’s	Baa2	Baa3	Baa3	Baa3	Baa3	Baa3	Baa2 (Stable)
Standard & Poor’s	BBB+	BBB	BBB	BBB	BBB	BBB	BBB (Positive)
Fitch	BBB+	BBB	BBB	BBB	BBB	BBB	BBB+ (Stable)

(1)        As of and for the six months ended June 30, 2006. The Company completed the mergers with CNL Retirement Properties, Inc. and CNL Retirement Corp (“CNL”) on October 5, 2006, with significant prefunding activities occurring in the quarter ended September 30, 2006; therefore, the Company refers to the period ended June 30, 2006 as “Pre-CNL Acquisition.”

(2)        Financial leverage, secured debt ratio, liquidity, and total gross assets are pro forma to exclude the temporary benefit resulting from prefunding the HCR ManorCare acquisition in December 2010.

(3)        Represents the availability under the Company’s bank line of credit and cash and cash equivalents (unrestricted cash).

(4)        On January 23, 2012, the Company issued $450 million of senior unsecured notes. Pro forma for this issuance, the Company’s liquidity would have been $1.5 billion at December 31, 2011.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

6

Indebtedness and Ratios

Dollars in thousands

Debt Maturities and Scheduled Principal Repayments (Amortization)
December 31, 2011
		Senior					HCP’s Share of
	Bank Line	Unsecured		Mortgage		Consolidated	Unconsolidated
	of Credit	Notes	Rates(1)	Debt(2)	Rates(1)	Debt	Debt(3)	Rates(1)	Total Debt
2012	$—	$250,000	6.67%	$66,761	4.91%	$316,761	$9,621	5.31%	$326,382
2013	—	550,000	5.81	367,374	6.04	917,374	3,165	7.04	920,539
2014	—	487,000	3.28	183,758	5.74	670,758	738	N/A	671,496
2015	454,000	400,000	6.64	302,102	6.01	1,156,102	11,231	5.82	1,167,333
2016	—	900,000	5.07	285,586	6.92	1,185,586	46,936	6.05	1,232,522
2017	—	750,000	6.04	512,460	6.10	1,262,460	34,780	5.91	1,297,240
2018	—	600,000	6.83	5,747	5.90	605,747	36,921	5.00	642,668
2019	—	—	—	1,184	N/A	1,184	—	—	1,184
2020	—	—	—	1,276	N/A	1,276	—	—	1,276
2021	—	1,200,000	5.53	4,242	5.57	1,204,242	—	—	1,204,242
Thereafter	—	300,000	6.89	47,778	5.18	347,778	—	—	347,778
Subtotal	454,000	5,437,000		1,778,268		7,669,268	143,392		7,812,660
Other debt(4)	—	—		—		87,985	—		87,985
(Discounts) and premiums, net	—	(20,937)		(13,697)		(34,634)	(196)		(34,830)
Total debt	$454,000	$5,416,063		$1,764,571		$7,722,619	$143,196		$7,865,815

Weighted average interest rate	2.26%	5.70%		6.12%		5.59%	5.84%		5.60%

Weighted average maturity in years	3.24	6.34		4.37		5.70	4.82		5.68

Ratios			Covenants
	December 31,	December 31,	The following is a summary of the financial covenants under the revolving line of credit facility at December 31, 2011.
	2011	2010
Consolidated Debt/Consolidated Gross Assets	41.0%	31.9%
Financial Leverage (Total Debt/Total Gross Assets)	41.0%	32.8%		Bank Line of Credit
			Financial Covenants(5)	Requirement	Actual Compliance
Consolidated Secured Debt/Consolidated Gross Assets	9.4%	8.5%	Leverage Ratio	No greater than 60%	42%
Secured Debt Ratio (Total Secured Debt/Total Gross Assets)	10.0%	10.4%	Secured Debt Ratio	No greater than 30%	11%
			Unsecured Leverage Ratio	No greater than 60%	40%
Fixed and variable rate ratios(6):			Fixed Charge Coverage Ratio (12 months)	No less than 1.50x	2.98x
Fixed rate Total Debt	93.1%	93.8%
Variable rate Total Debt	6.9%	6.2%
	100.0%	100.0%

(1)      Senior unsecured notes and mortgage debt weighted-average effective rates relate to maturing amounts.

(2)      Mortgage debt attributable to non-controlling interests at December 31, 2011was $67 million.

(3)      Includes pro-rata share of mortgage and other debt in the Company’s Investment Management Platform and HCR ManorCare OpCo. At December 31, 2011, 100% of the Company’s Investment Management Platform’s mortgage debt accrues interest at fixed rates. HCR ManorCare OpCo’s debt accrues interest at LIBOR (subject to a floor of 150bps) plus 350bps.

(4)      Represents non-interest bearing life care bonds and occupancy fee deposits at certain of the Company’s senior housing facilities that have no scheduled maturities.

(5)      Financial covenants for the revolving line of credit facility are calculated based on the definitions contained within the agreement and may be different than similar terms in the Company’s Consolidated Financial Statements as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

(6)      $88 million of variable-rate mortgages are presented as fixed-rate debt as the interest payments under such debt have been swapped (pay fixed and receive float).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

7

Investments and Dispositions

Dollars in thousands
Investments
	December 31, 2011
Description	Three Months Ended	Year Ended
HCR ManorCare real estate acquisition(1)	$—	$6,016,962
HCR ManorCare OpCo investment(1)	—	95,000
HCP Ventures II acquisition(2)	—	546,979
Acquisitions of other real estate	—	173,199
Total fundings for development, tenant and capital improvements(3)	39,831	127,039
Construction loan commitment fundings	6,601	10,256
Total investments	$46,432	$6,969,435

Dispositions
Description		Capacity	Property Count	Segment	Payoff/ Settlement Value and Sales Price, Net of Costs

Location	Date
Three Months Ended December 31, 2011:

Various, KS	November 22, 2011	169 Units	2	Senior housing	$17,570
Various, GA	December 27, 2011	40 Units	1	Senior housing	1,613
Total					$19,183

Year Ended December 31, 2011:

Dispositions of real estate properties	Various		3	Senior housing	$19,183
Genesis	April 1, 2011			Post-acute/skilled	330,396
HCR ManorCare(4)	April 7, 2011			Post-acute/skilled	1,630,720
Total					$1,980,299

(1)       On April 7, 2011, the Company acquired the real estate assets of privately-owned HCR ManorCare, Inc. for $6.1 billion. After reducing the purchase price by $88 million, which represents the difference between the fair value and the par value of the HCR ManorCare debt investments (at closing) that were settled as part of this acquisition, the adjusted purchase price is $6.0 billion. The adjusted purchase price of the HCR ManorCare real estate acquisition is comprised of the following: (i) $4.0 billion of cash consideration; and (ii) $2.0 billion representing the fair value of the HCR ManorCare debt investments. In conjunction with the acquisition of the real estate assets of HCR ManorCare, the Company exercised its option to purchase an equity interest in the operations of HCR ManorCare for $95 million that represented a 9.9% equity interest at closing.

(2)       Represents 65% of the acquired investments from HCP Ventures II. On January 14, 2011, the Company acquired its partner’s 65% interest in a joint venture that owns 25 senior housing facilities with 5,621 units, becoming the sole owner of the portfolio. At closing, the Company paid approximately $136 million for the interest and assumed its partner’s share of $650 million (fair value of $635 million) of Fannie Mae secured debt with a weighted average fixed-rate of 5.66% and weighted average term to maturity of 5.3 years. At closing, the Company valued the HCP Ventures II investment at approximately $842 million.

(3)       The three months ended December 31, 2011, includes the following: (i) $17.8 million of development, (ii) $10.3 million of first generation tenant and capital improvements, and (iii) $11.7 million of second generation tenant and capital improvements (excludes $9.4 million of leasing costs). The year ended December 31, 2011, includes the following: (i) $60.4 million of development, (ii) $32.6 million of first generation tenant and capital improvements, and (iii) $34.0 million of second generation tenant and capital improvements (excludes $18.9 million of leasing costs). Investments for development include capitalized interest for the quarter and year ended December 31, 2011 of $7.0 million and $26.4 million, respectively.

(4)       Settlement value of the debt investments in HCR ManorCare presented excludes the $360 million participation in the first mortgage debt that the Company purchased on January 31, 2011 as this purchase was for the sole purpose of prefunding the HCR ManorCare Acquisition.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

8

Development

As of December 31, 2011, dollars and square feet in thousands
Development Projects in Process

			Estimated/	Estimated
			Actual	Rentable		Estimated
			Completion	Square	Investment	Total
Name of Project	Location	Segment	Date	Feet	to Date(1)(3)	Investment
Development
2019 Stierlin Ct.	Mountain View, CA	Life science	1Q 2013	70	$1,290	$25,487

Redevelopment
Modular Labs IV	So. San Francisco, CA	Life science	4Q 2010	97	56,178	57,069
Soledad(4)	San Diego, CA	Life science	3Q 2011	28	12,693	14,932
1030 Massachusetts Avenue	Cambridge, MA	Life science	2Q 2012	75	28,236	39,992
Durham Research Lab	Durham, NC	Life science	2Q 2012	53	10,073	12,573
Knoxville	Knoxville, TN	Medical office	4Q 2011	38	7,558	8,740
Westpark Plaza	Plano, TX	Medical office	1Q 2012	70	12,102	17,159
Folsom	Sacramento, CA	Medical office	4Q 2012	92	30,320	39,251
Innovation Drive	San Diego, CA	Medical office	3Q 2012	84	24,791	33,689
Fresno(5)	Fresno, CA	Hospital	4Q 2012	N/A	5,733	20,554

	Total				$188,974	$269,446

Land Held for Development

			Estimated
		Gross	Rentable
		Site	Square
Location	Segment	Acreage	Feet
So. San Francisco, CA	Life science	50	1,666
Carlsbad, CA	Life science	41	690
Poway, CA	Life science	72	1,204
Torrey Pines, CA	Life science	6	93
		169	3,653

Investment-to-date(2)(3)			$374,438

Projects Placed in Service

			Date	Rentable
			Placed in	Square		Percentage
Name of Project	Location	Segment	Service	Feet	Investment(6)	Leased
500/600 Saginaw	Redwood City, CA	Life science	March 2011	88	$43,030	—

(1)      Investment-to-date of $189 million includes the following: (i) $66 million in development costs and construction in progress, (ii) $78 million of buildings and (iii) $45 million of land.

(2)      Investment-to-date of $374 million includes the following: (i) $286 million in land and (ii) $88 million in development costs and construction in progress.

(3)      Development costs and construction in progress of $191 million presented on the Company’s consolidated balance sheet at December 31, 2011, includes the following: (i) $66 million of costs for development projects in process; (ii) $88 million of costs for land held for development; and (iii) $37 million for tenant and other facility related improvement projects in process.

(4)      Represents approximately half of the Soledad project remaining in redevelopment. The balance of the project was placed in service during the quarter ended December 31, 2010.

(5)      Represents approximately 25% of the Fresno hospital placed in redevelopment in March 2011. The balance of the hospital remains in operations.

(6)      Represents the investment as of the date the respective property was placed in service.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

9

Owned Portfolio Summary

As of and for the year ended December 31, 2011, dollars and square feet in thousands

Portfolio Summary by Investment Product
Leased	Property			Age			Occupancy	EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	(Years)	Capacity		%	Amount	CFC	Amount	CFC
Senior housing	293	$5,146,325	$480,826	15	31,139	Units	85.3	$402,394	1.18 x	$478,463	1.40 x
Post-acute/skilled	313	5,545,472	398,218	32	41,803	Beds	87.2	67,663	1.84 x	88,101	2.40 x
Life science	104	3,259,303	235,355	17	6,798	Sq. Ft.	89.9	N/A	N/A	N/A	N/A
Medical office	188	2,297,218	192,796	20	13,111	Sq. Ft.	91.5	N/A	N/A	N/A	N/A
Hospital	17	648,386	78,798	25	2,379	Beds	52.2	335,932	4.25 x	370,837	4.69 x
	915	$16,896,704	$1,385,993	22

Operating Properties (RIDEA)	Property Count	Investment	NOI	Age (Years)	Capacity		Occupancy %
Senior housing(2)	21	$749,850	$17,284	21	5,000	Units	89.5

Debt Investments		Investment	Interest Income
Senior housing		$10,256	$178
Post-acute/skilled(3)		9,746	98,450
Hospital(4)		90,250	1,236
		$110,252	$99,864
Total	936	$17,756,806	$1,503,141

Portfolio NOI, Adjusted NOI and Interest Income

	Three Months Ended December 31, 2011
	Rental and					Adjusted NOI
	RIDEA	Operating		Adjusted	Interest	and Interest
Segment	Revenues	Expenses	NOI(5)	NOI	Income(6)	Income
Senior housing(2)	$153,263	$23,174	$130,089	$116,732	$129	$116,861
Post-acute/skilled	133,434	274	133,160	113,164	283	113,447
Life science	73,106	14,137	58,969	52,706	—	52,706
Medical office	79,658	30,550	49,108	47,848	—	47,848
Hospital	21,010	914	20,096	19,540	253	19,793
	$460,471	$69,049	$391,422	$349,990	$665	$350,655

	Year Ended December 31, 2011
	Rental and					Adjusted NOI
	RIDEA	Operating		Adjusted	Interest	and Interest
Segment	Revenues	Expenses	NOI(5)	NOI	Income(6)	Income
Senior housing(2)	$532,656	$34,546	$498,110	$443,105	$178	$443,283
Post-acute/skilled	398,811	593	398,218	341,195	98,450	439,645
Life science	288,151	52,796	235,355	212,251	—	212,251
Medical office	320,703	127,907	192,796	186,761	—	186,761
Hospital	83,128	4,330	78,798	76,402	1,236	77,638
	$1,623,449	$220,172	$1,403,277	$1,259,714	$99,864	$1,359,578

(1)    EBITDAR, EBITDARM and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 17 of this report.

(2)    Beginning September 1, 2011, Brookdale Senior Living manages 21 assets on behalf of the Company under a RIDEA structure. For the three months ended December 31, 2011, revenues and operating expenses were $35.2 million and $22.4 million, respectively. For the year ended December 31, 2011, revenues and operating expenses were $47.1 million and $29.8 million, respectively.

(3)    On April 7, 2011, the Company completed the acquisition of HCR ManorCare’s real estate assets. At closing of the HCR ManorCare Acquisition, the Company’s debt investments in HCR ManorCare were extinguished. For additional information regarding the HCR ManorCare Acquisition see Note 3 to the Consolidated Financial Statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC. Includes $43 million of interest income related to debt investments in Genesis HealthCare that were prepaid on April 1, 2011. For additional information regarding the Genesis HealthCare debt investments see Note 7 to the Consolidated Financial Statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC.

(4)    Includes a senior secured loan to Cirrus Health (“Cirrus”) that was placed on non-accrual status effective January 1, 2011 with a carrying value of $76 million at December 31, 2011. For additional information regarding the senior secured loan to Cirrus see Note 7 to the Consolidated Financial Statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC.

(5)    NOI attributable to non-controlling interests for the three months and year ended December 31, 2011 was $4.2 million and $5.7 million, respectively.

(6)    Includes loan accretion for the three months and year ended December 31, 2011 of $0.3 million and $19.0 million, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

10

Owned Portfolio Concentrations

As of and for the year ended December 31, 2011, dollars in thousands

Geographic Diversification of Properties

	Total	Senior	Post-Acute/	Life	Medical			% of
Investment by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total

CA	149	$623,514	$265,166	$3,139,734	$213,244	$128,545	$4,370,203	25

TX	97	707,001	102,495	—	694,248	227,242	1,730,986	10

FL	95	832,700	530,648	—	154,446	62,450	1,580,244	9

PA	54	258,782	1,178,327	—	—	—	1,437,109	8

IL	51	503,719	683,850	—	13,481	—	1,201,050	7

OH	72	212,831	667,428	—	9,219	—	889,478	5

MI	38	175,636	564,005	—	—	—	739,641	4

MD	34	297,656	225,523	—	29,524	—	552,703	3

VA	29	319,393	172,809	—	41,758	—	533,960	3

NJ	21	374,955	97,119	—	—	—	472,074	3

Other	296	1,589,988	1,058,102	119,569	1,141,298	230,149	4,139,106	23

Total	936	$5,896,175	$5,545,472	$3,259,303	$2,297,218	$648,386	$17,646,554	100

	Total	Senior	Post-Acute/	Life	Medical			% of
NOI by State	Properties	Housing	Skilled	Science	Office	Hospital	Total	Total

CA	149	$62,787	$19,037	$222,429	$13,236	$16,691	$334,180	24

TX	97	58,266	6,305	—	52,718	25,163	142,452	10

FL	95	69,567	36,249	—	13,904	7,792	127,512	9

PA	54	17,978	82,320	—	—	—	100,298	7

IL	51	39,333	46,120	—	1,279	—	86,732	6

OH	72	16,317	50,451	—	552	—	67,320	5

MI	38	15,092	37,464	—	—	—	52,556	4

MD	34	23,745	15,600	—	2,936	—	42,281	3

VA	29	23,759	14,368	—	3,540	—	41,667	3

CO	26	16,676	5,985	—	15,263	1,397	39,321	3

Other	291	154,590	84,319	12,926	89,368	27,755	368,958	26

Total	936	$498,110	$398,218	$235,355	$192,796	$78,798	$1,403,277	100

Operator/Tenant Diversification

	Primary	Annualized Revenues(1)
Company	Segment	Amount	%

HCR ManorCare	Post-acute/skilled	$472,500	32

Brookdale Senior Living	Senior housing	141,165	10

Emeritus Corporation	Senior housing	100,939	7

Sunrise Senior Living	Senior housing	84,793	6

HCA	Hospital	46,995	3

Amgen	Life science	41,316	3

Genentech	Life science	37,528	3

Kindred	Post-acute/skilled	16,732	1

Tenet Healthcare	Hospital	16,018	1

Capital Senior Living	Senior housing	15,847	1

Other		491,381	33

		$1,465,214	100

(1)   The most recent monthly base rent (including additional rent floors), cash income from direct financing leases and/or interest income annualized for 12 months. Annualized revenues for operating properties under a RIDEA structure are based on the most recent month’s NOI annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

11

Owned Same Property Portfolio

As of December 31, 2011, dollars and square feet in thousands

Three-Month SPP
		Senior	Post-Acute/	Life	Medical
	Total	Housing	Skilled	Science	Office	Hospital

Property count	563	222	45	96	184	16

Investment	$10,364,408	$4,208,505	$245,304	$3,084,175	$2,217,783	$608,641

Percent of property portfolio (by investment)	58.7%	71.4%	4.4%	94.6%	96.5%	93.9%

Capacity		25,554 Units	5,316 Beds	6,406 Sq. Ft.	12,817 Sq. Ft	2,379 Beds

Year-Over-Year Three-Month SPP

Occupancy:

December 31, 2011		85.5%		84.9%		92.8%	91.3%	48.4%

December 31, 2010		86.2%		85.7%		91.3%	90.9%	52.0%

% change		(0.7%	)	(0.8%	)	1.5%	0.4%	(3.6%	)

NOI % change	1.0%	1.3%		(0.0%	)	0.4%	0.9%	2.5%

Adjusted NOI:

December 31, 2011	$216,471	$87,710		$9,214		$52,508	$48,085	$18,954

December 31, 2010	$211,740	$85,338		$9,078		$51,957	$46,972	$18,395

Adjusted NOI % change	2.2%	2.8%		1.5%		1.1%	2.4%	3.0%

Sequential Three-Month SPP

Occupancy:

December 31, 2011		85.5%		84.9%		92.8%		91.3%	48.4%

September 30, 2011		85.2%		85.5%		92.9%		90.7%	53.1%

% change		0.3%		(0.6%	)	(0.1%	)	0.6%	(4.7%	)

NOI % change	1.5%	0.8%		(1.4%	)	1.9%		2.8%	2.5%

Adjusted NOI:

December 31, 2011	$216,471	$87,710		$9,214		$52,508		$48,085	$18,954

September 30, 2011	$212,657	$85,692		$9,314		$52,501		$46,670	$18,480

Adjusted NOI % change	1.8%	2.4%		(1.1%	)	0.0%		3.0%	2.6%

Year-Over-Year SPP(1)
		Senior		Post Acute/		Life		Medical
	Total	Housing		Skilled		Science		Office	Hospital

Property count	554	216		45		95		182	16

Investment	$10,189,200	$4,082,069		$245,304		$3,054,991		$2,198,195	$608,641

Percentage of property portfolio (by investment)	57.7%	69.2%		4.4%		93.7%		95.7%	93.9%

Capacity		24,807 Units		5,316 Beds		6,320 Sq. Ft.		12,713 Sq. Ft.	2,379 Beds

Year-Over-Year SPP

Occupancy:

December 31, 2011		85.8%		84.9%		92.7%		91.3%	48.4%

December 31, 2010		86.2%		85.7%		91.2%		90.8%	52.0%

% change		(0.4%	)	(0.8%	)	1.5%		0.5%	(3.6%	)

NOI % change	4.4%	8.8%		2.0%		0.7%		2.6%	0.6%

Adjusted NOI:

December 31, 2011	$837,556	$332,719		$36,849		$208,603		$185,415	$73,970

December 31, 2010	$805,568	$312,156		$35,925		$206,381		$180,378	$70,728

Adjusted NOI % change	4.0%	6.6%		2.6%		1.1%		2.8%	4.6%

(1)   Full Year SPP excludes nine properties reported in three-month SPP as those properties were not in operations for the duration of the year-over-year comparison periods presented.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

12

Owned Portfolio Lease Expirations and Debt Investment Maturities

At December 31, 2011, dollars and square feet in thousands

		Expiration Year(1)
Segment	Total	2012(2)	2013	2014	2015	2016	2017	2018	2019	2020	2021	Thereafter

Lease Expirations

Senior housing(3):
Properties	293	—	2	5	1	17	12	49	12	33	37	125
Annualized revenues	$413,294	$—	$11,567	$4,970	$204	$24,746	$19,743	$95,422	$15,464	$50,889	$17,235	$173,054

Post-acute/skilled:
Properties	313	—	—	9	1	6	9	3	12	4	—	269
Annualized revenues	$452,449	$—	$—	$7,062	$439	$5,507	$8,480	$1,696	$9,924	$2,996	$—	$416,345

Life science:
Square feet	6,113	185	418	275	816	333	867	554	68	881	557	1,159
Annualized revenues	$221,538	$3,660	$10,595	$8,482	$25,811	$9,467	$27,996	$25,925	$2,844	$40,616	$30,747	$35,395

Medical office:
Square feet	12,001	1,871	1,762	1,623	1,325	1,134	697	967	676	843	358	745
Annualized revenues	$256,328	$41,461	$33,507	$36,448	$29,898	$23,027	$15,051	$19,328	$13,788	$19,365	$9,343	$15,112

Hospital:
Properties	17	—	1	3	—	—	2	—	4	—	1	6
Annualized revenues	$67,226	$—	$2,553	$16,018	$—	$—	$4,706	$—	$6,454	$—	$1,650	$35,845

Total annualized revenues	$1,410,835	$45,121	$58,222	$72,980	$56,352	$62,747	$75,976	$142,371	$48,474	$113,866	$58,975	$675,751
% of Total	100	3	4	5	4	4	5	10	3	8	4	50

Debt Investment Maturities(4)

Senior housing:
Annualized revenues	$679	$—	$—	$—	$—	$650	$29	$—	$—	$—	$—	$—

Post-acute/skilled:
Annualized revenues	$1,145	$—	$977	$168	$—	$—	$—	$—	$—	$—	$—	$—

Total annualized revenues	$1,824	$—	$977	$168	$—	$650	$29	$—	$—	$—	$—	$—

(1)   The most recent monthly base rent (including additional rent floors), cash income from direct financing leases and/or interest income annualized for 12 months. For additional details regarding “annualized revenues,” see reporting definitions.

(2)   Includes month-to-month and holdover leases.

(3)   Excludes 21 facilities with annualized NOI of $52.6 million operated under a RIDEA structure by Brookdale Senior Living.

(4)   Effective January 1, 2011, a senior secured loan to Cirrus was placed on non-accrual status. During the three months and year ended December 31, 2011, no revenues were recognized for this loan; consequently, no annualized revenue amounts for this loan are presented. For additional information regarding the senior secured loan to Cirrus see Note 7 to the Consolidated Financial Statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC. Additionally, zero coupon loans are excluded from debt investment maturities.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

13

Owned Senior Housing Portfolio

As of and for the year ended December 31, 2011, dollars in thousands
Investments

Operating	Property			Average		Occupancy	EBITDAR		EBITDARM
Leases	Count	Investment	NOI	Age (Years)	Units	%	Amount	CFC	Amount	CFC
Assisted living	162	$2,470,901	$229,771	13	14,618	85.4	$226,189	1.18 x	$269,330	1.41 x
Independent living	26	625,500	91,605	20	4,661	84.7	58,935	1.08 x	67,339	1.23 x
CCRCs	12	607,427	55,747	22	3,766	88.9	66,846	1.21 x	78,889	1.42 x
	200	$3,703,828	$377,123	15	23,045	85.8	$351,970	1.17 x	$415,558	1.38 x

Direct Financing	Property			Average		Occupancy	EBITDAR(1)		EBITDARM(1)
Leases	Count	Investment	NOI	Age (Years)	Units	%	Amount	CFC	Amount	CFC
Assisted living	27	$618,558	$52,819	15	3,141	86.0	$50,424	1.24 x	$62,905	1.54 x
HCR ManorCare(1)	66	823,939	50,884	16	4,953	82.4	N/A	N/A	N/A	N/A
	93	$1,442,497	$103,703	15	8,094	83.8

Leased Properties	293	$5,146,325	$480,826	15	31,139	85.3	$402,394	1.18 x	$478,463	1.40 x

Operating Properties (RIDEA)	Property Count	Investment	NOI	Average Age (Years)	Units	Occupancy %
Assisted living	3	$24,058	$678	21	215	94.8
Independent living	18	725,792	16,606	21	4,785	89.2
	21	749,850	17,284	21	5,000	89.5

Debt Investments		Investment	Interest Income
Assisted living(2)		$10,256	$178

Total	314	$5,906,431	$498,288		36,139	85.9

Operator Concentration(3)

					NOI and
	Properties		Investment		Interest Income			Occupancy	EBITDAR	EBITDARM
Operator	Count	% Pooled	Amount	%	Amount	%	Units	%	CFC(1)	CFC(1)
Brookdale Senior Living(4)	59	61	$1,679,276	29	$144,832	29	11,589	87.4	1.34 x	1.56 x
Sunrise Senior Living(5)(6)	48	98	1,317,908	22	97,479	20	5,568	87.4	1.18 x	1.45 x
Emeritus Corporation(5)	69	96	1,135,805	19	126,922	25	7,741	86.2	1.11 x	1.30 x
HCR ManorCare(1)	66	100	823,939	14	50,884	10	4,953	82.4	N/A	N/A
Harbor Retirement Associates	14	100	210,984	4	15,561	3	1,346	85.8	1.16 x	1.46 x
Aegis Senior Living	10	80	182,152	3	15,725	3	701	86.6	1.02 x	1.19 x
Other(4)	48	94	556,367	9	46,885	10	4,241	85.9	1.12 x	1.33 x
	314	90	$5,906,431	100	$498,288	100	36,139	85.9	1.18 x	1.40 x

(1)   EBITDAR, EBITDARM and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 17 of this report.

(2)   During the quarter and year ended December 31, 2011, the Company executed loan commitments to fund up to $35 million and $101 million, respectively, of construction financing; for the year ended December 31, 2011, the Company funded $10.3 million related to these commitments. For each of these facilities, the Company holds a one-time purchase option upon the earlier of stabilized occupancy or the fourth anniversary of the loan closing.

(3)   Property count, units, occupancy and CFCs are presented for leased and operating properties, if applicable, and exclude debt investments.

(4)   Includes 35 assets formerly operated by Horizon Bay Retirement Living transitioned to Brookdale in September 2011. Occupancy for the 35 assets and CFC for 14 of the 35 assets subject to an operating lease will be reported in “other” until the requisite periods have elapsed to allow us to report such measures completely under the new operator. CFC for the remaining 21 assets operated under a RIDEA structure is excluded as CFC is not applicable.

(5)   On November 1, 2010, the Company transitioned 27 assets formerly operated by Sunrise Senior Living to Emeritus Corporation. For these transitioned assets, occupancy and CFC are disclosed under “other” until the requisite periods have elapsed to allow us to report such measures completely under the new operator.

(6)   Sunrise Senior Living’s percentage pooled consists of 47 assets under 6 separate pools.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

14

Owned Senior Housing Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio					Total Property Portfolio
				As of and for the
	As of and for the Quarter Ended			YTD Period Ended		As of and for the Twelve Months Ended
	12/31/11	09/30/11	12/31/10	12/31/11	12/31/10	12/31/11(1)(2)	09/30/11(1)(2)(3)	12/31/10(3)
Property count	222	222	222	216	216	314	317	226
Investment	$4,208,505	$4,202,917	$4,190,079	$4,082,069	$4,065,144	$5,896,175	$5,907,944	$4,231,788
Units	25,554	25,540	24,781	24,807	24,781	36,139	36,418	25,822
3-Month Occupancy %	85.5	85.2	86.2	85.8	86.2	85.7	85.5	86.0
12-Month Occupancy %	85.7	85.8	85.6	85.9	85.6	85.9	86.1	85.6
EBITDAR	$392,093	$390,690	$360,292	$383,764	$360,292	$402,394	$402,972	$364,399
EBITDAR CFC	1.19 x	1.19 x	1.17 x	1.19 x	1.17 x	1.18 x	1.18 x	1.16 x
EBITDARM	$466,424	$466,075	$428,223	$456,202	$428,223	$478,463	$481,409	$438,593
EBITDARM CFC	1.41 x	1.42 x	1.39 x	1.42 x	1.39 x	1.40 x	1.41 x	1.40 x
NOI:
Rental and related revenues(4)	$85,330	$83,800	$97,511	$326,124	$324,534
DFL income	12,716	13,282	12,200	52,891	49,438
Operating expenses(4)(5)	(315)	(136)	(13,274)	(1,002)	(26,500)
	$97,731	$96,946	$96,437	$378,013	$347,472
Adjusted NOI:
Straight-line rents	(6,844)	(9,141)	(8,176)	(33,718)	(21,746)
Below market lease intangibles, net	(631)	(631)	(621)	(2,524)	(2,929)
DFL accretion	(2,546)	(1,482)	(2,302)	(9,052)	(10,641)
	$87,710	$85,692	$85,338	$332,719	$312,156

(1)   EBITDAR, EBITDARM and their respective CFCs are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 17 of this report.

(2)   EBITDAR, EBITDARM and the related CFCs do not apply to the 21 properties operated under a RIDEA structure.

(3)   Amounts are presented as originally reported, without giving effect to discontinued operations.

(4)   The quarter and year to date ended December 31, 2010 include increases to revenues of $15.7 million and $29.4 million, respectively, and operating expenses of $13.2 million and $25.9 million, respectively, as a result of consolidating the operations for 27 Sunrise managed properties beginning August 31, 2010 through October 31, 2010 (the date that HCP controlled the four VIEs that lease these 27 properties); for additional information regarding these VIEs see Note 21 to the Consolidated Financial Statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC.

(5)   Excludes certain non-property specific operating expenses allocated to certain segments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

15

Owned Post-Acute/Skilled Nursing Portfolio

As of and for the year ended December 31, 2011, dollars in thousands

Investments

Leased	Property			Average Age		Occupancy	EBITDAR		EBITDARM
Properties	Count	Investment	NOI	(Years)	Beds	%	Amount	CFC	Amount	CFC
Operating leases	45	$245,304	$37,756	27	5,316	84.8	$67,663	1.84 x	$88,101	2.40 x
HCR ManorCare DFLs(1)	268	5,300,168	360,462	33	36,487	87.6	N/A	N/A	N/A	N/A
Leased properties	313	$5,545,472	$398,218	32	41,803	87.2

Debt			Interest
Investments		Investment	Income
HCR ManorCare(2)		$—	$54,303
Genesis HealthCare(3)		—	43,007
Other		9,746	1,140
		$9,746	$98,450
Total		$5,555,218	$496,668

Operator Concentration(4)

					NOI and
	Properties		Investment		Interest Income				Occupancy	EBITDAR	EBITDARM
Operator	Count	% Pooled	Amount	%	Amount		%	Beds	%	CFC(1)	CFC(1)
HCR ManorCare(1)(2)	268	100	$5,300,168	95	$414,765		84	36,487	87.6	N/A	N/A
Formation Capital	9	100	63,100	1	6,853		1	934	94.1	2.29 x	2.82 x
Covenant Care	12	100	62,884	1	10,619		2	1,328	84.0	1.98 x	2.56 x
Kindred Healthcare	9	100	38,117	1	8,174		2	1,288	85.4	1.48 x	2.13 x
Trilogy Health Services	5	100	33,351	1	5,514		1	576	85.0	1.86 x	2.29 x
Other	10	60	57,598	1	50,743	(5)	10	1,190	77.4	1.60 x	2.14 x
	313	99	$5,555,218	100	$496,668		100	41,803	87.2	1.84 x	2.40 x

(1)        EBITDAR, EBITDARM and their respective CFC are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. See HCR ManorCare Leased Portfolio Summary on page 17 of this report.

(2)        On April 7, 2011, the Company completed the acquisition of HCR ManorCare’s real estate assets. At closing of the HCR ManorCare Acquisition, the Company’s debt investments in HCR ManorCare were extinguished. For additional information regarding the HCR ManorCare Acquisition see Note 3 to the Consolidated Financial Statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC.

(3)        On April 1, 2011, the Company’s debt investments in Genesis HealthCare were prepaid.

(4)        Property count, beds, occupancy and CFCs are presented for leased properties and exclude debt investments.

(5)        Other includes $43 million in interest income related to debt investments in Genesis HealthCare that were prepaid April 1, 2011. For additional information regarding Genesis HealthCare see Note 7 to the Consolidated Financial Statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

16

Owned Post-Acute/Skilled Nursing Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	12/31/11	09/30/11	12/31/10	12/31/11	12/31/10	12/31/11(1)	09/30/11(1)(2)	12/31/10(2)

Property count	45	45	45	45	45	313	313	45
Investment	$245,304	$244,738	$244,738	$245,304	$244,738	$5,545,472	$5,512,400	$244,738
Beds	5,316	5,286	5,361	5,316	5,331	41,803	41,773	5,331
3-Month Occupancy %	84.9	85.5	85.7	84.9	85.7	86.6	87.1	85.7
12-Month Occupancy %	84.8	85.4	85.4	84.8	85.4	87.2	87.4	85.4
EBITDAR	$67,663	$64,805	$54,500	$67,663	$54,500	$67,663	$64,805	$54,500
EBITDAR CFC	1.84 x	1.78 x	1.52 x	1.84 x	1.52 x	1.84 x	1.78 x	1.52 x
EBITDARM	$88,101	$84,856	$74,097	$88,101	$74,097	$88,101	$84,856	$74,097
EBITDARM CFC	2.40 x	2.32 x	2.06 x	2.40 x	2.06 x	2.40 x	2.32 x	2.06 x
Quality Mix	66.3%	65.4%	61.0%	66.3%	61.0%	68.5%	68.3%	61.0%
NOI:
Rental revenues	$9,508	$9,548	$9,400	$38,003	$37,242
Operating expenses(3)	(118)	(28)	(7)	(187)	(155)
	9,390	9,520	9,393	37,816	37,087
Adjusted NOI:
Straight-line rents	(176)	(206)	(315)	(967)	(1,162)
	$9,214	$9,314	$9,078	$36,849	$35,925

HCR ManorCare Leased Portfolio Summary
As of and for the year ended December 31, 2011, dollars in thousands

Investment	Property				Adjusted		Facility EBITDAR		Facility EBITDARM
Summary	Count		Investment(4)	NOI(5)	NOI	Occupancy	Amount	CFC	Amount	CFC
Assisted living	66		$823,939	$50,884	$42,120	82.4%	N/A	N/A	N/A	N/A
Post-acute/skilled	268		5,300,168	360,462	304,407	87.6%	N/A	N/A	N/A	N/A
Total	334		$6,124,107	$411,346	$346,527	86.9%	$646,711	1.37 x	$827,757	1.75 x

	12/31/11		09/30/11	12/31/10
Quality mix	70.9%	(6)	70.8%	71.2%

HCR ManorCare OpCo (guarantor) fixed charge coverage(7)					1.66 x

(1)        EBITDAR, EBITDARM, their respective CFC and quality mix are not presented for the disaggregated HCR ManorCare senior housing and post-acute/skilled nursing portfolios as the combined portfolio is cross-collateralized under a single master lease. For additional information see HCR ManorCare Leased Portfolio Summary.

(2)        Amounts are presented as originally reported, without giving effect to discontinued operations.

(3)        Excludes certain non-property specific operating expenses allocated to certain segments.

(4)        The Company’s total investment in HCR ManorCare includes aggregated accumulated DFL accretion of $107.1 million as of December 31, 2011.

(5)        Assisted living and post-acute/skilled NOI includes reductions of $5.2 million and $37.0 million, respectively, related to HCP’s equity interest in HCR ManorCare OpCo.

(6)        Private-pay and Medicare revenues as a percentage of total revenues are 30.8% and 40.1%, respectively.

(7)        HCR ManorCare OpCo (guarantor) fixed charge coverage is based on EBITDAR for the trailing 12 months, is one quarter in arrears from the date presented and includes home health and hospice EBITDAR and corporate general and administrative expenses, excluding HCR ManorCare’s non-recurring expenses associated with the sale of its real estate to HCP. The fixed charges include the most recent monthly cash rent annualized and cash interest expense based on the trailing 12 months and are one quarter in arrears from the date presented.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

17

Owned Life Science Portfolio

As of and for the year ended December 31, 2011, dollars and square feet in thousands

Investments

	Property			Average	Square
Leased Properties	Count	Investment	NOI	Age (Years)	Feet	Occupancy %
San Francisco	74	$2,564,360	$178,150	17	4,576	89.5
San Diego	20	575,374	44,279	18	1,553	86.8
Utah	10	119,569	12,926	11	669	100.0
	104	$3,259,303	$235,355	17	6,798	89.9

Tenant Concentration

	Annualized Revenues		Square Feet
Tenant	Amount	%	Amount	%
Amgen	$41,316	19	684	11
Genentech	37,528	17	794	13
Rigel Pharmaceuticals	12,799	6	147	2
Exelixis, Inc.	12,766	6	295	5
Takeda	9,926	4	188	3
LinkedIn Corporation	8,048	4	303	5
Google	7,271	3	248	4
Myriad Genetics	7,217	3	310	5
General Atomics	5,593	3	281	5
ARUP	5,418	2	324	5
Other	73,656	33	2,539	42
	$221,538	100	6,113	100

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended
	12/31/11	09/30/11	12/31/10	12/31/11	12/31/10	12/31/11	09/30/11(1)	12/31/10(1)
Property count	96	96	96	95	95	104	104	98
Investment	$3,084,175	$3,087,987	$3,076,144	$3,054,991	$3,046,960	$3,259,303	$3,263,062	$3,135,271
Square feet	6,406	6,406	6,405	6,320	6,319	6,798	6,798	6,508
Occupancy %	92.8	92.9	91.3	92.7	91.2	89.9	90.0	90.3
NOI:
Rental and related revenues	$60,593	$59,072	$60,022	$236,996	$235,675
Tenant recoveries	10,413	9,993	9,817	39,671	39,375
Operating expenses(2)	(12,401)	(11,573)	(11,441)	(45,570)	(45,613)
	$58,605	$57,492	$58,398	$231,097	$229,437
Adjusted NOI:
Straight-line rents	(3,512)	(3,065)	(4,214)	(14,430)	(15,395)
Above (below) market lease intangibles, net	(341)	(337)	273	(1,053)	(394)
Lease termination fees	(2,244)	(1,589)	(2,500)	(7,011)	(7,267)
	$52,508	$52,501	$51,957	$208,603	$206,381

(1)     Amounts are presented as originally reported, without giving effect to discontinued operations.

(2)     Excludes certain non-property specific operating expenses allocated to certain segments and activities of assets that have been placed in redevelopment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

18

Owned Life Science Portfolio

Dollars and square feet in thousands, except dollars per square foot

Selected Lease Expirations Data (next 3 years):

	Total				San Francisco		San Diego		Utah
	Square Feet		Annualized Revenues		Square	Annualized	Square	Annualized	Square	Annualized
Year	Amount	%	Amount	%	Feet	Revenues	Feet	Revenues	Feet	Revenues
2012(1)	185	3	$3,660	2	90	$1,409	95	$2,251	—	$—
2013	418	7	10,595	5	352	9,254	66	1,341	—	—
2014	275	5	8,482	4	210	6,362	65	2,120	—	—
Thereafter	5,235	85	198,801	89	3,444	150,346	1,122	35,335	669	13,120
	6,113	100	$221,538	100	4,096	$167,371	1,348	$41,047	669	$13,120

Leasing Activity	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot	In Rents	Per Square Foot	Square Foot	(Months)	YTD
Leased Square Feet as of December 31, 2010	5,876	$36.20
Acquisitions	140	33.30
Expirations	(197)	19.60
Renewals, amendments and extensions	112	18.83	(1.5)	$6.70	$3.14	28	57.0
New leases and expansions	120	19.62		12.86	10.29	74
Leased Square Feet as of March 31, 2011	6,051	$36.23
Expirations	(4)	24.00
Renewals, amendments and extensions	4	24.00	—	$—	$—	12	57.8
New leases and expansions	15	12.93		25.47	7.17	59
Leased Square Feet as of June 30, 2011	6,066	$36.39
Expirations	(198)	42.20
Renewals, amendments and extensions	70	24.07	(10.7)	$14.23	$4.57	55	46.5
New leases and expansions	179	20.14		8.18	7.40	54
Leased Square Feet as of September 30, 2011	6,117	$35.86
Expirations	(270)	19.39
Renewals, amendments and extensions	224	28.20	30.0	$6.97	$9.61	109	61.2
New leases and expansions	225	29.87		23.86	15.16	115
Terminations	(183)	18.75
Leased Square Feet as of December 31, 2011	6,113	$36.24

(1)        Includes month-to-month and holdover leases.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

19

Owned Medical Office Portfolio

As of and for the year ended December 31, 2011, dollars and square feet in thousands

Investments

	Property			Average
Leased Properties	Count	Investment	NOI	Age (Years)	Square Feet	Occupancy %
On-Campus	143	$1,834,899	$154,965	20	10,842	91.7
Off-Campus	45	462,319	37,831	19	2,269	90.6
	188	$2,297,218	$192,796	20	13,111	91.5

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended
	12/31/11	09/30/11	12/31/10	12/31/11	12/31/10	12/31/11	09/30/11(1)	12/31/10(1)

Property count	184	184	184	182	182	188	188	187
Investment	$2,217,783	$2,205,942	$2,181,735	$2,198,195	$2,162,338	$2,297,218	$2,285,159	$2,226,076
Square feet	12,817	12,811	12,810	12,713	12,707	13,111	13,104	12,965
Occupancy %	91.3	90.7	90.9	91.3	90.8	91.5	91.0	91.0
NOI:
Rental and related revenues	$66,777	$66,604	$66,473	$264,330	$260,661
Tenant recoveries	10,520	12,330	11,406	45,192	46,632
Operating expenses(2)	(28,318)	(31,266)	(29,336)	(118,912)	(121,574)
	$48,979	$47,668	$48,543	$190,610	$185,719
Adjusted NOI:
Straight-line rents	(810)	(971)	(1,095)	(5,065)	(3,160)
Below market lease intangibles, net	(84)	(27)	(476)	(130)	(2,178)
Lease termination fees	—	—	—	—	(3)
	$48,085	$46,670	$46,972	$185,415	$180,378

(1)   Amounts are presented as originally reported, without giving effect to discontinued operations.

(2)   Excludes certain non-property specific operating expenses allocated to certain segments and activities of assets that have been placed in redevelopment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

20

Owned Medical Office Portfolio

Square feet in thousands

Leasing Activity

	Leased	Annualized	%	HCP Tenant	Leasing	Average	Retention
	Square	Base Rent Per	Change	Improvements	Costs Per	Lease Term	Rate
	Feet	Square Foot	In Rents(1)	Per Square Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2010	11,798	$21.82

Acquisitions	132	18.74
Expirations	(569)	24.57
Renewals, amendments and extensions	462	23.43	1.0	$6.16	$4.46	85	81.2
New leases	111	21.44		18.94	5.09	84
Terminations	(16)	13.91

Leased Square Feet as of March 31, 2011	11,918	$21.86

Expirations	(321)	21.97
Renewals, amendments and extensions	254	22.06	1.1	$5.91	$2.32	50	80.4
New leases	82	20.68		20.36	4.12	59
Terminations	(6)	16.81

Leased Square Feet as of June 30, 2011	11,927	$21.94

Expirations	(381)	22.28
Renewals, amendments and extensions	277	22.80	0.7	$8.61	$2.70	56	78.1
New leases	104	20.04		22.50	5.35	64
Terminations	(9)	22.77

Leased Square Feet as of September 30, 2011	11,918	$22.07

Expirations	(490)	22.68
Renewals, amendments and extensions	420	22.18	0.4	$6.73	$2.35	55	80.2
New leases	173	18.69		21.88	4.26	69
Terminations	(20)	18.28

Leased Square Feet as of December 31, 2011	12,001	$22.13

(1)  For comparative purposes, the calculation reflects adjustments for leases that converted to a different lease type upon renewal, amendment or extension of the original lease.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

21

Owned Hospital Portfolio

As of and for the year ended December 31, 2011, dollars in thousands

Investments

Leased	Property			Average		Occupancy	EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	Age (Years)	Beds	%(1)	Amount	CFC	Amount	CFC
Acute care	5	$452,672	$57,486	35	1,578	52.6	$283,152	4.90 x	$308,709	5.34 x
Rehab	7	96,784	8,036	21	520	57.7	28,082	3.18 x	32,078	3.64 x
Specialty	2	63,725	5,186	28	37	—	18,931	3.50 x	21,163	3.92 x
LTACH	3	35,205	8,090	18	244	42.2	5,767	0.81 x	8,887	1.25 x
	17	$648,386	$78,798	25	2,379	52.2	$335,932	4.25 x	$370,837	4.69 x

Debt			Interest
Investments		Investment	Income
Acute care		$14,600	$1,236
Specialty(2)		75,650	—
		$90,250	$1,236
Total		$738,636	$80,034

Operator Concentration(3)

					NOI and
	Properties		Investment		Interest Income
Operator(1)	Count	% Pooled	Amount	%	Amount	%	Beds
Tenet Healthcare	3	—	$196,709	27	$23,055	29	756
HCA	1	—	167,164	23	20,897	26	668
Cirrus Health	2	—	139,375	19	5,187	6	37
Hoag Memorial Hospital Presbyterian	1	—	88,800	12	13,537	17	154
Other	10	70	146,588	19	17,358	22	764
	17	41	$738,636	100	$80,034	100	2,379

(1)   Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

(2)   Represents a senior secured loan to Cirrus that was placed on non-accrual status effective January 1, 2011.  For additional information regarding the senior secured loan to Cirrus see Note 7 to the Consolidated Financial Statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC.

(3)   Property count and beds are presented for leased properties and exclude debt investments.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

22

Owned Hospital Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Leased Portfolio					Total Leased Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	12/31/11	09/30/11	12/31/10	12/31/11	12/31/10	12/31/11	09/30/11(1)	12/31/10(1)

Property count	16	16	16	16	16	17	17	17
Investment	$608,641	$608,641	$608,641	$608,641	$608,641	$648,386	$648,386	$648,346
Beds	2,379	2,379	2,361	2,379	2,361	2,379	2,379	2,368
3-Month Occupancy %	48.4	53.1	49.7	48.4	49.7	48.4	53.1	52.6
12-Month Occupancy %	52.2	52.6	57.2	52.2	57.2	52.2	52.6	57.7
EBITDAR	$326,632	$311,906	$303,039	$326,632	$303,039	$335,932	$321,040	$313,998
EBITDAR CFC	4.29 x	4.08 x	4.75 x	4.29 x	4.75 x	4.25 x	4.05 x	4.71 x
EBITDARM	$360,305	$344,912	$335,500	$360,305	$335,500	$370,837	$355,405	$347,323
EBITDARM CFC	4.73 x	4.51 x	5.26 x	4.73 x	5.26 x	4.69 x	4.48 x	5.22 x
NOI:
Rental and related revenues	$20,246	$20,091	$19,888	$79,973	$80,013
Operating expenses	(916)	(1,226)	(1,025)	(4,328)	(4,831)
	$19,330	$18,865	$18,863	$75,645	$75,182
Adjusted NOI:
Straight-line rents	(184)	(192)	(275)	(904)	(3,683)
Below market lease intangibles, net	(192)	(193)	(193)	(771)	(771)
	$18,954	$18,480	$18,395	$73,970	$70,728

(1)  Amounts are presented as originally reported, without giving effect to discontinued operations.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

23

Investment Management Platform

As of and for the year ended December 31, 2011, dollars in thousands

Unconsolidated Institutional Joint Ventures	Primary Segment	Date Established/ Acquired	HCP’s Ownership Percentage	Joint Venture’s Investment	HCP’s Net Equity Investment(1)	HCP’s Investment Management Fee Income(2)	Initial Term (in years)

HCP Ventures III	Medical office	October-06	30%(3)	$142,619	$8,720	$396	10
HCP Ventures IV	Medical office	April-07	20%	656,057	35,272	1,602	10
HCP Life Science	Life science	August-07	50%-63%	144,479	66,522	4	97-98
				$943,155	$110,514	$2,002

Balance Sheets(4)
	December 31, 2011		December 31, 2010
	Medical Office	Life Science	Medical Office	Life Science
ASSETS
Real estate:
Buildings and improvements	$679,131	$28,762	$665,925	$37,489
Land	68,004	8,271	67,897	8,271
Accumulated depreciation and amortization	(114,698)	(15,331)	(94,901)	(23,428)
Net real estate	632,437	21,702	638,921	22,332

Cash and cash equivalents and restricted cash	8,459	2,071	15,275	1,876
Intangible assets, net	36,573	—	42,805	—
Other assets, net	20,216	1,349	20,112	1,684
Total assets	$697,685	$25,122	$717,113	$25,892

LIABILITIES AND MEMBERS’ CAPITAL
Mortgage debt	$466,750	$6,573	$469,061	$9,882
Intangible liabilities, net	10,952	—	12,523	—
Accounts payable, accrued liabilities and deferred revenue	14,497	974	12,458	1,016
Total liabilities	492,199	7,547	494,042	10,898

HCP’s capital	32,207	9,567	36,158	7,918
Partners’ capital	173,279	8,008	186,913	7,076
Total liabilities and members’ capital	$697,685	$25,122	$717,113	$25,892

(1)       The carrying value of investments in unconsolidated joint ventures is based on the amount the Company paid to purchase the joint venture interest, which is different from the Company’s capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost. These differences in basis are generally amortized over the lives of the related assets and liabilities and included in the Company’s share of equity in earnings of the respective joint venture.

(2)       Investment management fee income presented on the Company’s consolidated income statement for the year ended December 31, 2011 of $2.0 million includes $70,000 from HCP Ventures II, an unconsolidated senior housing joint venture. On January 14, 2011, the Company acquired its partner’s 65% interest, becoming the sole owner of the portfolio. For additional information see Note 8 to the Consolidated Financial Statements for the year ended December 31, 2011 included in the Company’s Annual Report on Form 10-K filed with the SEC.

(3)       The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III.

(4)       Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

24

Investment Management Platform

In thousands

Statement of Operations and Funds From Operations(1)
	Three Months Ended December 31, 2011		Three Months Ended December 31, 2010
	Medical Office	Life Science	Medical Office	Life Science
Revenues:
Rental and related revenues	$14,515	$2,408	$16,248	$2,683
Tenant recoveries	3,708	313	3,931	354
Total revenues	18,223	2,721	20,179	3,037

Costs and expenses:
Depreciation and amortization	7,073	385	7,130	734
Operating	7,610	380	7,838	374
General and administrative	793	75	921	82
Total costs and expenses	15,476	840	15,889	1,190

Other income (expense):
Other income, net	—	—	2	—
Interest expense	(6,764)	(127)	(6,837)	(186)
Net income (loss)	$(4,017)	$1,754	$(2,545)	$1,661

Depreciation and amortization	7,073	385	7,130	734
FFO	$3,056	$2,139	$4,585	$2,395

HCP’s pro rata share of FFO	$730	$1,238	$1,042	$1,397

Selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$(190)	$—	$(137)	$—
Amortization of debt issuance costs, net	189	8	189	8
Straight-line rents	1,114	46	(172)	116
Leasing costs and tenant and capital improvements	(2,683)	(146)	(2,372)	(68)

	Year Ended December 31, 2011		Year Ended December 31, 2010
	Medical Office	Life Science	Medical Office	Life Science
Revenues:
Rental and related revenues	$61,747	$10,498	$67,387	$10,101
Tenant recoveries	15,466	1,224	16,886	1,441
Total revenues	77,213	11,722	84,273	11,542

Costs and expenses:
Depreciation and amortization	28,120	1,663	30,902	2,573
Operating	32,424	1,505	32,900	1,525
General and administrative	3,097	122	3,812	128
Total costs and expenses	63,641	3,290	67,614	4,226

Other income (expense):
Other income, net	3	—	12	—
Interest expense	(26,978)	(597)	(27,371)	(827)
Net income (loss)	$(13,403)	$7,835	$(10,700)	$6,489

Depreciation and amortization	28,120	1,663	30,902	2,573
FFO	$14,717	$9,498	$20,202	$9,062

HCP’s pro rata share of FFO	$3,428	$5,532	$4,545	$5,263

Selected supplemental cash flow information:
Amortization of above and below market lease intangibles, net	$(640)	$—	$(310)	$—
Amortization of debt issuance costs, net	758	32	758	32
Straight-line rents	329	96	(1,726)	358
Leasing costs and tenant and capital improvements	(8,325)	(1,030)	(7,296)	(2,081)

(1)  Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

25

Investment Management Platform

In thousands

Net Operating Income(1)
	Three Months Ended December 31, 2011		Three Months Ended December 31, 2010
	Medical Office	Life Science	Medical Office	Life Science

Net income (loss)	$(4,017)	$1,754	$(2,545)	$1,661
Depreciation and amortization	7,073	385	7,130	734
General and administrative	793	75	921	82
Other income, net	—	—	(2)	—
Interest expense	6,764	127	6,837	186

NOI	$10,613	$2,341	$12,341	$2,663
Straight-line rents	1,114	46	(172)	116
Amortization of above (below) market lease intangibles, net	(190)	—	(137)	—

Adjusted NOI	$11,537	$2,387	$12,032	$2,779

HCP’s pro rata share of NOI	$2,406	$1,353	$2,757	$1,549

HCP’s pro rata share of adjusted NOI	$2,583	$1,378	$2,682	$1,608

	Year Ended December 31, 2011		Year Ended December 31, 2010
	Medical Office	Life Science	Medical Office	Life Science

Net income (loss)	$(13,403)	$7,835	$(10,700)	$6,489
Depreciation and amortization	28,120	1,663	30,902	2,573
General and administrative	3,097	122	3,812	128
Other income, net	(3)	—	(12)	—
Interest expense	26,978	597	27,371	827

NOI	$44,789	$10,217	$51,373	$10,017
Straight-line rents	329	96	(1,726)	358
Amortization of above (below) market lease intangibles, net	(640)	—	(310)	—
Lease termination fees	(31)	—	(429)	—

Adjusted NOI	$44,447	$10,313	$48,908	$10,375

HCP’s pro rata share of NOI	$10,086	$5,942	$11,429	$5,811

HCP’s pro rata share of adjusted NOI	$9,979	$6,000	$10,868	$5,993

(1)   Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the medical office columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

26

Investment Management Platform

As of and for the year ended December 31, 2011, dollars and square feet in thousands

	Property			Adjusted	Average	Square

HCP Ventures III	Count	Investment	NOI	NOI	Age (Years)	Feet	Occupancy %

Medical office:

On-Campus	9	$109,464	$9,113	$8,785	11	619	98.7

Off-Campus	4	33,155	2,162	2,106	11	183	85.3

	13	$142,619	$11,275	$10,891	11	802	95.7

	Property			Adjusted	Average	Square

HCP Ventures IV	Count	Investment	NOI	NOI	Age (Years)	Feet	Occupancy %(1)

Medical office:

On-Campus	22	$215,261	$10,371	$10,416	23	1,103	75.2

Off-Campus	31	359,413	19,740	18,840	20	1,483	86.1
Hospital:

LTACH	1	12,193	112	112	5	N/A	N/A

Specialty	3	69,190	3,291	4,188	7	N/A	N/A

	57	$656,057	$33,514	$33,556	20

	Property			Adjusted	Average	Square

HCP Life Science	Count	Investment	NOI	NOI	Age (Years)	Feet	Occupancy %

San Francisco	2	$74,697	$4,718	$4,906	15	147	100.0

San Diego	2	69,782	5,499	5,407	16	131	90.3

	4	$144,479	$10,217	$10,313	15	278	95.4

Total	74	$943,155	$55,006	$54,760

(1)   Certain operators in the Investment Management Platform hospital portfolio are not required under their respective leases to provide operational data.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

27

Reporting Definitions and Reconciliations of Non-GAAP Measures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges. The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges. Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

The following table details the calculation of Adjusted Fixed Charge Coverage:

In thousands

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Adjusted EBITDA	$386,599	$283,495	$1,473,258	$1,024,530
Interest expense:
Continuing operations	101,433	68,354	419,337	288,649
Discontinued operations	—	—	(1)	8
HCP’s share of interest expense from the Investment Management Platform	1,569	4,978	6,312	19,907
Capitalized interest	7,007	6,150	26,402	21,664
Preferred stock dividends	5,282	5,282	21,130	21,130
Fixed charges	$115,291	$84,764	$473,180	$351,358

Adjusted fixed charge coverage	3.4 x	3.3 x	3.1 x	2.9 x

Annualized Revenues.  The most recent monthly base rent (including additional rent floors), cash income from direct financing leases and/or interest income annualized for 12 months. Annualized Revenues for operating properties under a RIDEA structure are calculated based on the most recent monthly NOI annualized for 12 months. Annualized Revenues do not include tenant recoveries, additional rents in excess of floors and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, DFL interest accretion and deferred revenues). The Company uses Annualized Revenues for the purpose of determining Relationship Concentrations, Lease Expirations and Debt Investment Maturities.

Assets Held for Sale.  Assets of discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Assisted Living Facility (“ALF”).  A senior housing facility that predominantly consists of assisted living units is classified by the Company as an ALF.

Beds/Units/Square Feet.  Senior housing facilities are measured in units (e.g., studio, one or two bedroom units). Life science facilities and medical office buildings are measured in square feet. Post-acute/skilled nursing facilities and hospitals are measured in licensed bed count.

Cash Flow Coverage (“CFC”).  Facility EBITDAR or Facility EBITDARM for the most recent 12 months of available data divided by the Same Period Rent. Cash Flow Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR or Facility EBITDARM. The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Consolidated Assets.  Total assets as reported in the Company’s consolidated financial statements.

Consolidated Debt.  The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage and other secured debt, and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Consolidated Secured Debt.  Mortgage and other secured debt secured by real estate excluding debt on assets held for sale as reported in the Company’s consolidated financial statements.

Continuing Care Retirement Community (“CCRC”).  A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing) is classified by the Company as a CCRC.

Debt Investments.  Loans secured by a direct interest in real estate and mezzanine loans.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

28

Reporting Definitions and Reconciliations of Non-GAAP Measures

Development.  Includes ground-up construction and redevelopments.

Direct Financing Lease (“DFL”).  The Company uses the direct finance method of accounting to record income from DFLs. For leases accounted for as DFLs, future minimum lease payments are recorded as a receivable. The difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income. Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.

Estimated Completion Date.  For development projects, management’s estimate of the date the core and shell structure improvements are expected to be or have been completed. For redevelopment projects, management’s estimate of the time in which major construction activity in relation to the scope of the project has been substantially completed.

EBITDA and Adjusted EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. Adjusted EBITDA is calculated as EBITDA excluding impairments and gains or losses from real estate dispositions. The Company uses EBITDA and Adjusted EBITDA to measure both its operating performance and liquidity. The Company considers Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, impairment recoveries, and gains or losses from real estate dispositions. By excluding interest expense, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company believes investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies. EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations. EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. While Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity. Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles Adjusted EBITDA from net income:

In thousands

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Net income	$70,787	$145,526	$554,494	$344,395
Interest expense:
Continuing operations	101,433	68,354	419,337	288,650
Discontinued operations	—	—	(1)	7
Income taxes:
Continuing operations	960	(1,397)	1,249	412
Discontinued operations	(30)	7	(29)	36
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	87,362	77,820	356,834	311,218
Discontinued operations	5	237	561	2,229
Equity income from unconsolidated joint ventures	(13,952)	(692)	(46,750)	(4,770)
HCP’s share of EBITDA from the Investment Management Platform	3,539	9,172	15,272	40,578
Other joint venture adjustments	14,602	341	42,767	1,907
EBITDA	$264,706	$299,368	$1,343,734	$984,662

Impairments, net of recoveries	—	—	15,400	59,793
Litigation settlement charge	125,000	—	125,000	—
Gain on sales of real estate	(3,107)	(15,873)	(3,107)	(19,925)
Gain upon consolidation of joint venture	—	—	(7,769)	—
Adjusted EBITDA	$386,599	$283,495	$1,473,258	$1,024,530

Facility EBITDAR (“EBITDAR”).  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing 12 months and one quarter in arrears from the date presented. The Company uses Facility EBITDAR in determining Cash Flow Coverage and Debt Service Coverage. Facility EBITDAR has limitations as an analytical tool.  Facility EBITDAR does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDAR does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDAR as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes the greater of (i) contractual management fees or (ii) an imputed management fee of 5% for senior housing facilities and post-acute/skilled nursing facilities and 2% for acute care hospitals which the Company believes represents typical management fees in their respective industries. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

29

Reporting Definitions and Reconciliations of Non-GAAP Measures

Facility EBITDARM (“EBITDARM”).  Earnings before interest, taxes, depreciation, amortization, rent and management fees for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing 12 months and one quarter in arrears from the date presented.  The Company uses Facility EBITDARM in determining Cash Flow Coverage and Debt Service Coverage. Facility EBITDARM has limitations as an analytical tool. Facility EBITDARM does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments. In addition, Facility EBITDARM does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators. However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management. The Company utilizes Facility EBITDARM as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Financial Leverage.  Total Debt divided by Total Gross Assets. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of consolidated debt to consolidated gross assets is the most directly comparable GAAP measure to Financial Leverage. The Company’s computation of its Financial Leverage may not be identical to the computations of financial leverage reported by other companies. The Company’s share of total debt is not intended to reflect its actual liability or ability to access assets should there be a default under any or all of such loans or a liquidation of the joint ventures. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends. The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds Available for Distribution (“FAD”).  Funds Available for Distribution is defined as FFO as adjusted after excluding the impact of the following: (i) straight-line rents; (ii) amortization of acquired above/below market lease intangibles; (iii) amortization of debt premiums, discounts and issuance costs; (iv) amortization of stock–based compensation expense; (v) accretion and depreciation related to direct financing leases; and (vi) deferred revenues. Further, FAD is computed after deducting recurring capital expenditures, including leasing costs and second generation tenant and capital improvements and includes similar adjustments to compute the Company’s share of FAD from its unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating FAD, and accordingly, HCP’s FAD may not be comparable to those reported by other REITs. Although HCP’s FAD computation may not be comparable to that of other REITs, management believes FAD provides a meaningful supplemental measure of the Company’s ability to fund its ongoing dividend payments. In addition, management believes that in order to further understand and analyze the Company’s liquidity, FAD should be compared with cash flows as determined in accordance with GAAP and presented in its consolidated financial statements. FAD does not represent cash generated from operating activities determined in accordance with GAAP, and FAD should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of the Company’s performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of the Company’s liquidity.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  FFO is defined as net income (computed in accordance with GAAP), excluding gains or losses from acquisition and dispositions of depreciable real estate or related interests, impairments of, or related to, depreciable real estate, plus real estate and DFL depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful.  The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate and DFL depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies.  While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. The Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company. For a reconciliation of FFO to net income, please refer to the slide in this supplemental information package captioned “Consolidated Funds From Operations.”

FFO as adjusted represents FFO before the impact of litigation settlement charges, other impairments, other impairment recoveries and merger-related items.  Merger-related items include estimated acquisition pursuit costs that consist primarily of professional fees and the impact of common stock offering which increases the weighted average shares outstanding, when such proceeds will be used to fund a portion of the cash

30

Reporting Definitions and Reconciliations of Non-GAAP Measures

consideration of the Company’s pending acquisitions.  Management believes FFO as adjusted is a useful alternative measurement.  This measure is a modification of the NAREIT definition of FFO and should not be used as an alternative to net income.

NAREIT recently issued updated reporting guidance that directs companies, for their computation of NAREIT FFO, to exclude impairments of depreciable real estate and other assets when write-downs are driven by measurable decreases in the fair value of real estate holdings (e.g., investments in joint ventures that primarily hold real estate). Previously, the Company’s calculation of FFO (consistent with NAREIT’s previous guidance) did not exclude impairments of, or related to, depreciable real estate. Consistent with this current NAREIT reporting guidance, the Company has restated its 2010 FFO amounts.

FFO Payout Ratio.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common stockholders.  FFO Payout Ratio per Common Share is subject to the same limitations noted in the definition of FFO above.

HCP Life Science.  Includes three unconsolidated joint ventures between the Company and an institutional capital partner for which the Company is the managing member.  HCP Life Science includes the following partnerships: (i) Torrey Pines Science Center LP (50%), (ii) Britannia Biotech Gateway LP (55%) and (iii) LASDK LP (63%).  The unconsolidated joint ventures were acquired as part of the Company’s purchase of Slough Estates USA Inc. on August 1, 2007.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is the managing member and has an effective 25.5% interest.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 20% interest.

Independent Living Facility (“ILF”).  A senior housing facility that predominantly consists of independent living units.

Investment.  Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and debt investments.

Investment Management Platform.  Includes the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures III and (iii) HCP Ventures IV.

Life Science.  Laboratory and office space primarily for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry.

Long-Term Acute Care Hospitals (“LTACHs”).  LTACHs provide care for patients with complex medical conditions that require longer stays and more intensive care, monitoring or emergency back-up than that available in most skilled nursing-based programs.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and SPP.  The Company defines NOI as rental revenues, including tenant reimbursements, resident fees and services, and income from direct financing leases, less property level operating expenses.  NOI excludes interest income, investment management fee income, depreciation and amortization, interest expense, general and administrative expenses, litigation settlement, impairments, impairment recoveries, other income, net, income taxes, equity income from unconsolidated joint ventures and discontinued operations.  The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis.  NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred to as “adjusted NOI” or “cash NOI.”  The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP.  The Company believes that net income is the most directly comparable GAAP measure to NOI.  NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items.  Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

The following table reconciles NOI from net income:

In thousands	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
Net income	$70,787	$145,526	$554,494	$344,395
Interest income	(665)	(52,159)	(99,864)	(160,163)
Investment management fee income	(468)	(911)	(2,073)	(4,666)
Depreciation and amortization	87,362	77,820	356,834	311,218
Interest expense	101,433	68,354	419,337	288,650
General and administrative	19,678	18,008	96,150	83,048
Litigation settlement	125,000	—	125,000	—
Impairments (recoveries)	—	—	15,400	(11,900)
Other income (expense), net	4,720	(8,667)	(12,338)	(15,818)
Income taxes	960	(1,397)	1,249	412
Equity income from unconsolidated joint ventures	(13,952)	(692)	(46,750)	(4,770)
Impairments of investments in unconsolidated joint ventures	—	—	—	71,693
Total discontinued operations, net of taxes	(3,433)	(16,327)	(4,162)	(23,676)
NOI	$391,422	$229,555	$1,403,277	$878,423

Straight-line rents	(12,237)	(14,374)	(59,173)	(47,243)
DFL accretion	(25,499)	(2,300)	(74,007)	(10,641)
Amortization of above and below market lease intangibles, net	(1,239)	(1,041)	(4,510)	(6,378)
Lease termination fees	(2,457)	(2,500)	(5,873)	(7,665)
NOI adjustments related to discontinued operations	—	—	—	27
Adjusted NOI	$349,990	$209,340	$1,259,714	$806,523

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Reporting Definitions and Reconciliations of Non-GAAP Measures

Occupancy.  For life science facilities and medical office buildings, occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For senior housing facilities, post-acute/skilled nursing facilities and hospitals, occupancy represents the facilities’ average operating occupancy for the trailing 12 months and one quarter in arrears from the date reported. The percentages are calculated based on licensed beds, available beds and units for senior housing facilities, post-acute/skilled nursing facilities and hospitals, respectively. The percentages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data were derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. For the same property portfolio, occupancy for senior housing facilities, post-acute/skilled nursing facilities and hospitals are presented based on the average operating occupancy for trailing three-month period one quarter in arrears from the date reported.

Owned Portfolio.  Represents owned properties subject to operating leases and DFLs, properties operated under a RIDEA structure and debt investments, and excludes properties under development, including redevelopment, land held for development and real estate owned by the Company’s unconsolidated joint ventures.

Pooled Leases.  Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease, or multiple master leases, a pooling agreement, or multiple pooling agreements, or cross-guaranties. For example, Sunrise Senior Living percentage pooled consists of 47 assets under 6 separate pools.

Quality Mix.  Represents non-medicaid revenues as a percent of total revenues for the trailing 12 months and is one quarter in arrears from the period presented.

Redevelopment Projects.  Properties that require significant capital expenditures (generally more than 25% of acquisition cost or existing basis) to achieve stabilization or to change the use of the properties.

Rehabilitation Hospitals (“Rehab”).  Rehabilitation hospitals provide inpatient and outpatient care for patients who have sustained traumatic injuries or illnesses, such as spinal cord injuries, strokes, head injuries, orthopedic problems, work-related disabilities and neurological diseases.

Rental and RIDEA Revenues.  Represents rental and related revenues, tenant recoveries, resident fees and services, and income from direct financing leases.

Retention Rate.  Represents the ratio of total renewed square feet to the total square feet expiring and available for lease, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of their lease.

RIDEA.  The Housing and Economic Recovery Act of 2008 (commonly referred to as “RIDEA”).

Same Period Rent.  The base rent plus additional rent due to the Company over the most recent trailing twelve-month period as of period end.  The Company uses Same Period Rent for purposes of determining property-level Cash Flow Coverage.

Same Property Portfolio (“SPP”).  Same property statistics allow management to evaluate the performance of the Company’s real estate portfolio under a consistent population, which eliminates the changes in the composition of the Company’s portfolio of properties. The Company identifies its same property portfolio as stabilized properties that are, and remained, in operations for the duration of the year-over-year comparison periods presented.  Accordingly, it takes a stabilized property a minimum of 12 months in operations to be included in the Company’s same property portfolio.  SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

Secured Debt Ratio.  Total Secured Debt divided by Total Gross Assets. The Company believes that its Secured Debt Ratio is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that the ratio of consolidated secured debt to consolidated gross assets is the most directly comparable GAAP measure to Secured Debt Ratio. The Company’s computation of its Secured Debt Ratio may not be identical to the computations of Secured Debt Ratio reported by other companies. The Company’s share of total secured debt is not intended to reflect its actual liability or ability to access assets should there be a default under any or all of such loans or a liquidation of the joint ventures. The Company has provided reconciliations of this measure to the most comparable GAAP measure in this supplemental information package and for certain historical trend information on page 6, such reconciliations are available in the Company’s Current Reports on Form 8-K filed with the SEC dated February 15, 2011 (2010 metrics), February 12, 2010 (2009 metrics), February 10, 2009 (2008 metrics), February 11, 2008 (2008 and 2007 metrics) and July 30, 2007 (Pre-CNL Acquisition metrics).

Senior Housing.  ALFs, ILFs and CCRCs.

Specialty Hospitals.  Specialty hospitals are licensed as acute care hospitals but focus on providing care in specific areas such as cardiac, orthopedic and women’s conditions, or specific procedures such as surgery and are less likely to provide emergency services.

Square Feet.  The square footage for properties, excluding square footage for development or redevelopment properties prior to completion.

Stabilized.  Newly acquired operating assets are generally considered stabilized at the earlier of lease up (typically when the tenant(s) controls the physical use of 80% of the space) or 12 months from the acquisition date. Newly completed developments, including redevelopments, are considered stabilized at the earlier of lease-up or 24 months from the date the property is placed in service.

Total Debt.  Consolidated Debt at Book Value plus the Company’s pro rata share of debt from the Investment Management Platform.

32

Reporting Definitions and Reconciliations of Non-GAAP Measures

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.

The following table details the calculation of Total Gross Assets:

In thousands
	December 31, 2011	December 31, 2010
Consolidated total assets	$17,408,475	$13,331,923
Investments in and advances to unconsolidated joint ventures	(224,052)	(195,847)
Accumulated depreciation and amortization	1,674,206	1,440,988
Accumulated depreciation and amortization from assets held for sale	—	5,146
Consolidated gross assets	$18,858,629	$14,582,210
HCP’s share of unconsolidated total assets(1)	269,606	515,182
HCP’s share of unconsolidated accumulated depreciation and amortization(1)	40,104	71,977
Total gross assets	$19,168,339	$15,169,369

Total Market Capitalization.  Total Debt plus Total Market Equity.

Total Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Total Secured Debt.  Consolidated secured debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform.

Yield.  Yield is calculated as Net Operating Income, as adjusted, divided by total investment.  For acquisitions, initial yields are calculated as projected Net Operating Income, 12 months forward, as adjusted, as of the closing date divided by total acquisition cost.  The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs.

(1)      Reflects the Company’s pro rata share of amounts from the Investment Management Platform and its equity interest in HCR ManorCare OpCo.

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